Exhibit 99.1

Grayscale® Digital Large Cap Fund, Grayscale® DeFi Fund, and Grayscale® Smart Contract Platform Ex-Ethereum Fund Announce Rebalancing of Funds for Fourth Quarter 2023

STAMFORD, Conn., Jan. 05, 2024 (GLOBE NEWSWIRE) -- Grayscale Investments®, the world’s largest crypto asset manager*, and manager of Grayscale® Digital Large Cap Fund (OTCQX: GDLC) (Digital Large Cap Fund), Grayscale® DeFi Fund (OTCQB: DEFG) (DeFi Fund), and Grayscale® Smart Contract Platform Ex-Ethereum Fund (GSCPxE Fund), today announced the updated Fund Component weightings for each product in connection with their respective fourth quarter 2023 reviews.

In accordance with the CoinDesk Large Cap Select Index methodology, Grayscale has adjusted GDLC’s portfolio by selling certain amounts of the existing Fund Components in proportion to their respective weightings, and using the cash proceeds to purchase Avalanche (AVAX) and XRP. As a result of the rebalancing, Polygon (MATIC) has been removed from GDLC. At the end of the day on January 4, 2024, GDLC’s Fund Components were a basket of the following assets and weightings.**

•
Bitcoin (BTC), 69.15%
•
Ethereum (ETH), 21.90%
•
Solana (SOL), 3.65%
•
XRP, 2.54%
•
Cardano (ADA), 1.62%
•
Avalanche (AVAX) 1.14%

The information below has been derived from publicly available information concerning AVAX and XRP.

Avalanche

AVAX is a digital asset that is created and transmitted through the operations of the peer-to-peer Avalanche network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Avalanche network, the infrastructure of which is collectively maintained by a decentralized user base. The Avalanche network allows people to exchange tokens of value, called AVAX, which are recorded on a public transaction ledger known as a blockchain. AVAX can be used to pay for goods and services, including computational power on the Avalanche network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset exchanges or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Avalanche network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than AVAX on the

Avalanche network. Smart contract operations are executed on the Avalanche blockchain in exchange for payment of AVAX. Like the Ethereum network, the Avalanche network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Avalanche network uses a variation of a proof-of-stake consensus protocol. Unlike with other blockchains, whereby every validator node validates every transaction, each Avalanche validator is only required to validate what is known as the “Primary Network.” The Primary Network in turn secures the following three blockchains, which are each dedicated to a specific use and, together with the Primary Network, comprise the core Avalanche infrastructure: the Exchange (X) Chain, on which AVAX and other assets exist and are traded; the Platform (P) Chain, which coordinates validators and creates subnets (as defined below); and the Contract (C) Chain, which executes smart contracts.

Whereas all validators are required to validate the Primary Network and the three blockchains described above, active validators of the Primary Network may additionally elect to validate certain non-core blockchains (i.e., blockchains that are not fundamental to or necessary for the Avalanche Network to operate) of the Avalanche Platform. Avalanche uses a dynamic set of validators to validate the non-core blockchains (each such set of validators, a “subnet”). This integration functionality is intended to allow Avalanche users to tokenize and transact in any digital asset. Avalanche is reportedly one of the fastest networks when measured by transaction time-to-finality at relatively low transaction costs. The Avalanche Network was founded by Professor Emin Gün Sirer, a professor at Cornell University, and launched in September 2020.

XRP

XRP is a digital asset that was created by Chris Larsen, Jed McCaleb, Arthur Britto and David Schwartz (the “XRP Creators”) in 2012. Built out of the frustrations of Bitcoin’s utility for payments, the XRP ledger (the ledger to which XRP is native) is designed to be a global real-time payment and settlement system. The XRP Creators developed this unique digital asset to solve the scalability concerns that they believed were inherent in the structure of Bitcoin. In particular, XRP was created to improve the efficiency of payments. To this end, the open source code (available at https://github.com/ripple/rippled/) was designed to maximize speed, scalability, and stability. For example, the XRP ledger can accommodate 4,400 transactions per second. This is, in part, because XRP is not mined like Bitcoin, but is designed for the ledgers to close in seconds based on a system of consensus. Further, because of the consensus methodology underlying the XRP design, network transaction fees are substantially lower than Bitcoin, typically less than $0.01.

Given the unique qualities of XRP and the natural suitability of this digital asset to solve the friction experience with payments, the XRP Creators started a company, calling it Ripple, to further develop the ecosystem around XRP and build software solutions to address the friction in sending, processing, and sourcing liquidity for global payments. Thus, the company, Ripple, began as, and continues to be, a payments software company. Today, Ripple is focused on designing and deploying state-of-the-art and industry-leading software to enable banks and financial institutions to more easily effect cross-border payments. For maximum efficiency, Ripple’s software can integrate XRP to solve liquidity and value transfer challenges.

In 2020 the SEC filed a complaint against the promoters of XRP alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint. In addition, major digital asset trading platforms announced that they would delist XRP from their platforms. Effective January 4, 2021, the Fund removed XRP from the Fund’s portfolio and sold the XRP holdings to purchase additional tokens of the remaining Fund Components in proportion to their respective weightings.

Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test. The SEC sought an interlocutory appeal of the district court’s verdict that XRP is not a security, which appeal was denied by the district court in October 2023. Following the court’s decision, major digital asset trading platforms announced that they would once again list XRP on their platforms, and subsequently, XRP met the inclusion criteria of the DLCS Index. The SEC’s action against XRP’s promoters underscores the continuing uncertainty around whether or which digital assets are securities, and demonstrates that such factors as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is and that it has actual usefulness in commercial transactions, ultimately may have no bearing on whether the SEC or a court will find it to be a security. See “Risk Factors—Risk Factors Related to Digital Assets—A determination that a digital asset is a “security” may adversely affect the value of such digital assets and the value of the Shares if such digital asset is a Fund Component” in the Fund’s Annual Report.

In accordance with the CoinDesk DeFi Select Index methodology, Grayscale has adjusted DEFG’s portfolio by selling certain amounts of the existing Fund Components in proportion to their respective weightings. As a result of the rebalancing, Curve DAO Token (CRV) was removed from DEFG. At the end of the day on January 4, 2024, DEFG’s Fund Components were a basket of the following assets and weightings.**

•
Uniswap (UNI), 41.11%
•
Lido (LDO), 23.90%
•
MakerDAO (MKR), 13.39%
•
Aave (AAVE), 12.63%
•
Synthetix (SNX), 8.97%

No new tokens were added or removed from GSCPxE Fund. At the end of the day on January 4, 2024, GSCPxE Fund’s Fund Components were a basket of the following assets and weightings.**

•
Solana (SOL), 44.54%
•
Cardano (ADA), 19.77%
•
Avalanche (AVAX), 13.89%
•
Polkadot (DOT), 9.75%

•
Polygon (MATIC), 8.25%
•
Cosmos (ATOM), 3.80%

Neither GDLC, nor DEFG, nor GSCPxE Fund generate any income, and all regularly distribute Fund Components to pay for ongoing expenses. Therefore, the amount of Fund Components represented by shares of each fund gradually decreases over time.

For more information, please visit grayscale.com.

This press release is not an offer to sell or the solicitation of an offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal, nor shall there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

*Largest by AUM as of January 4, 2024

**The compositions of the GDLC, DEFG and GSCPxE Fund are evaluated on a quarterly basis to remove existing Fund Components or to include new Fund Components, in accordance with the index methodologies established by the Index Provider. Holdings and weightings of each Fund are subject to change. Investors cannot directly invest in an index.

About Grayscale® Digital Large Cap Fund

Digital Large Cap Fund seeks to provide investors with exposure to large-cap coverage of the digital asset market through a market cap-weighted portfolio designed to track the CoinDesk Large Cap Select Index. Digital Large Cap Fund holds the largest and most liquid digital assets that meet certain trading and custody requirements and are classified in the CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time. Additional information on the Index methodology can be found at: https://www.coindesk.com/indices/dlcs/.

Digital Large Cap Fund’s investment objective is for its Shares to reflect the value of Fund Components held by the Digital Large Cap Fund, less its expenses and other liabilities. To date, the Digital Large Cap Fund has not met its investment objective and the Shares quoted on OTCQX have not reflected the value of Fund Components held by the Digital Large Cap Fund, less the Digital Large Cap Fund's expenses and other liabilities, but instead have traded at both premiums and discounts to such value, with variations that have at times been substantial.

About Grayscale® DeFi Fund

DeFi Fund seeks to provide investors with exposure to a selection of industry-leading decentralized finance platforms through a market cap-weighted portfolio designed to track the CoinDesk DeFi Select Index. DeFi Fund holds the largest and most liquid digital assets that meet certain trading and custody requirements and are classified in the DeFi sector defined by CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time. Additional information on the CoinDesk DeFi Select Index methodology can be found at

https://www.coindesk.com/indices/dfx/.

DeFi Fund’s investment objective is for its Shares to reflect the value of Fund Components held by the DeFi Fund, less its expenses and other liabilities. To date, the DeFi Fund has not met its investment objective and the Shares quoted on OTCQB have not reflected the value of Fund Components held by the DeFi Fund, less the DeFi Fund's expenses and other liabilities, but instead have traded at both premiums and discounts to such value, with variations that have at times been substantial.

About Grayscale® Smart Contract Platform Ex-Ethereum Fund

GSCPxE Fund seeks to provide investors with exposure to a selection of industry-leading Smart Contract Platforms through a market cap-weighted portfolio designed to track the CoinDesk Smart Contract Platform Select Ex ETH Index. GSCPxE Fund holds the largest and most liquid digital assets, excluding ETH, that meet certain trading and custody requirements, and are classified in the Smart Contract Platform sector defined by CoinDesk Digital Asset Classification Standard (DACS); the weightings of each Fund Component change daily and are published around 4:00 p.m. NY-time. Additional information on the CoinDesk Smart Contract Platform Select Ex ETH Index methodology can be found at https://www.coindesk.com/indices/scpxx/.

Grayscale intends to attempt to have shares of this new product quoted on a secondary market. However, there is no guarantee this will be successful. Although the shares of certain products have been approved for trading on a secondary market, investors in this product should not assume that the shares will ever obtain such an approval due to a variety of factors, including questions regulators such as the SEC, FINRA or other regulatory bodies may have regarding the product. As a result, shareholders of this product should be prepared to bear the risk of investment in the shares indefinitely.

About Grayscale Investments®

Grayscale enables investors to access the digital economy through a family of regulated and future-forward investment products. Founded in 2013, Grayscale has a proven track record and deep expertise as the world’s largest crypto asset manager. Investors, advisors, and allocators turn to Grayscale for single asset, diversified, and thematic exposure. Grayscale products are distributed by Grayscale Securities, LLC (Member FINRA/SIPC).

Media Contact

Jennifer Rosenthal

press@grayscale.com